Exhibit 23.2

                      Consent of Independent Accountants



To the Board of Directors and Stockholders of CoreComm Limited:


We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated February 10, 2000, except for Note 18, for which the date is March 12, 2000, relating to the financial statements of Voyager.net, Inc. which appears in the earlier effective Registration Statement (File No. 333-47984). We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Grand Rapids, Michigan
September 4, 2001